Exhibit 10.10

EXCLUSIVE LICENSE AGREEMENT

This EXCLUSIVE LICENSE AGREEMENT (this “Agreement”) is dated as of the 11th day of May, 2020 (the “Effective Date”), by and between BOSTON SCIENTIFIC CORPORATION, a Delaware corporation, on behalf of itself and its affiliates (“Licensor”), and Minerva Surgical, Inc., a Delaware corporation (“Licensee”).

WHEREAS, Licensor and Licensee have entered into a certain Asset Purchase Agreement, dated as of April 28, 2020 (the “Purchase Agreement”), pursuant to which, as of the Effective Date, Licensee is purchasing from Licensor all right, title and interest in and to the Business Transferred Intellectual Property (as such term is defined in the Purchase Agreement);

WHEREAS, Licensor has agreed to grant to Licensee an exclusive, royalty-free license under the Licensed Patents (as defined herein) and other Business Licensed Intellectual Property (as such term is defined in the Purchase Agreement) for the limited purposes described, and in accordance with the terms and conditions set forth, in this Agreement; and

WHEREAS, Licensee desires to obtain such an exclusive license from Licensor under such Licensed Patents and Business Licensed Intellectual Property for the limited purposes described, and in accordance with the terms and conditions set forth, in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual promises and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01    Certain Defined Terms. The following initially capitalized terms, when used herein, have the meanings set forth below. Initially capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Purchase Agreement.

“Confidential Information” means any and all confidential or proprietary information disclosed by or on behalf of a party or any of its Representatives (“Disclosing Party”) to the other party or any of its Representatives (“Receiving Party”) under this Agreement, including information regarding Disclosing Party’s past, present or future research, technology, know-how, ideas, concepts, designs, products, markets, computer programs, prototypes, processes, machines, manufacture, compositions of matter, business plans and operations, technical information, drawings, specifications, and the like, except information which is: (a) at the time of disclosure, or thereafter becomes, a part of the public domain through no act or omission by Receiving Party or its Representatives; (b) lawfully in the possession of Receiving Party prior to disclosure by or on behalf of Disclosing Party as shown by Receiving Party’s written records; (c) lawfully disclosed to Receiving Party by a third party which did not acquire the same under an obligation of confidentiality from or through Disclosing Party as shown by written records; or (d) independently developed by Receiving Party without use of or reference to Disclosing Party’s Confidential Information, as shown by Receiving Party’s written records. For clarity, and notwithstanding anything to the contrary herein, all non-public subject matter claimed, disclosed or otherwise embodied in the Licensed Patents or other Business Licensed Intellectual Property, as well as the terms of this Agreement, shall be the Confidential Information of each party.

“Licensee Field” means all uses and applications relating to the intrauterine resection of tissue or the intrauterine ablation of tissue.

“Licensed Patent(s)” means: (a) the patents and patent application(s) listed or described (or purported to be listed or described) in Section 3.08(a)(i) of the Seller Disclosure Schedule of the Purchase Agreement; (b) any patent application(s) filed as a continuation, division, or continuation-in-part of the patents or patent application(s) described in clause (a); (c) patents issuing from the patent application(s) described in clauses (a)-(b) and any extensions, renewals, reissues, revivals and reexaminations of patents described in clauses (a)-(b); and (d) any foreign counterpart to the patents and patent application(s) described in clauses (a)-(c) (including continuations, divisions, or continuations-in-part of such patent applications), patents issuing therefrom and extensions, renewals, reissues, revivals and reexaminations thereof.

“Licensed Products” means any product, part or other material, process or service that incorporates, embodies or otherwise uses, in whole or in part, any Business Licensed Intellectual Property.

“Licensor Field” means all uses outside the Licensee Field. For clarity, the Licensor Field does not include the commercialization or other exploitation of any fluid management product that (a) is compatible for use with the Symphion™ tissue removal system, and/or (b) incorporates, is covered by or otherwise embodies any Business Intellectual Property for intrauterine use or any gynecologic indication.

“Representatives” means a party’s or, solely with respect to Licensee, its sublicensee’s employees, officers, directors, Affiliates, agents, successors and assigns.

The following table sets forth certain other defined terms and the Section of the Agreement in which the meaning of each such term appears:

Section
“Agreement”	Preamble
“Disclosing Party”	1.01
“Effective Date”	Preamble
“Licensee”	Preamble
“Licensee Indemnitees”	7.02
“Licensor”	Preamble
“Licensor Indemnitees”	7.01
“Purchase Agreement”	Recitals
“Receiving Party”	1.01

ARTICLE II.

GRANT OF RIGHTS

Section 2.01    Licensed Patents. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee, and Licensee hereby accepts from Licensor, an exclusive, non-transferable (except as expressly permitted in Section 8.05) worldwide, royalty-free, fully paid-up, perpetual and irrevocable right and license, including the right to sublicense in accordance with Section 2.02 below, under the Licensed Patents and other Business Licensed Intellectual Property to develop, have developed, make, have made, use, offer for sale, sell, have sold and import products and otherwise exploit the Licensed Patents and other Business Licensed Intellectual Property within the Licensee Field. Licensee shall have the right to exercise such license through its Affiliates, provided that Licensee shall be responsible for its Affiliates’ compliance with the terms and conditions of this Agreement including all relevant restrictions, limitations and obligations.

Section 2.02    Sublicenses. Licensee shall have the right to sublicense its rights under the Licensed Patents and other Business Licensed Intellectual Property pursuant to Section 2.01 to third parties through multiple tiers of sublicensees, provided that (a) Licensee shall notify Licensor in writing of all such sublicenses and Licensee shall enter into a written agreement with each such sublicensee, a signed copy of which shall be provided to Licensor within thirty (30) days of execution (which copy may be redacted of information not necessary to determine Licensee’s compliance with this Agreement); and (b) each such sublicense agreement shall be consistent with the terms and conditions of this Agreement. Licensee shall be responsible and liable for any breaches of this Agreement by its sublicensees or Representatives.

Section 2.03    Retained Rights. Nothing in this Agreement shall be construed to confer any rights upon Licensee by implication, estoppel or otherwise to any technology or to patent rights of Licensor or any other entity, other than the express licenses to the Licensed Patents as set forth in Section 2.01. Title to the Licensed Patents and other Business Licensed Intellectual Property will at all times remain vested in Licensor and Licensor retains the right (a) to grant licenses to other parties with respect to the Licensed Patents, and (b) to use the Licensed Patents in any manner and for any purpose which Licensor deems fit, in each case (a) and (b) solely to the extent outside the Licensee Field. Licensor (on behalf of itself and its licensors) retains all rights not expressly granted herein.

Section 2.04    Licensee Improvements.

(a)    Subject to the terms and conditions of this Agreement, Licensee hereby grants to Licensor, and Licensor hereby accepts from Licensor, a non-exclusive, worldwide, royalty-free, fully paid-up, perpetual and irrevocable, non-transferable (except as expressly permitted in Section 8.05), right and license, including the right to sublicense (in accordance with Section 2.04(b)), under any and all Intellectual Property that covers, relates to or is embodied in any improvement, enhancement or modification made by or on behalf of Licensee or its sublicensees to the Licensed Patents (“Licensee Improvements”), to (a) use, reproduce, prepare derivative works from, distribute, publicly perform, publicly display or otherwise exploit such Licensee Improvements, and (b) use, develop, make, have made, use, have used, distribute, promote, offer for sale, sell, have sold, import and export any products or services of Licensor or its Affiliates;

in each case ((a) and (b)) solely in the Licensor Field. Licensor shall have the right to exercise such license through its Affiliates, provided that Licensor shall be responsible for its Affiliates’ compliance with the terms and conditions of this Agreement including all relevant restrictions, limitations and obligations.

(b)    Licensor’s right to sublicense its rights under such Licensee Improvements pursuant to Section 2.04(a) (i) is limited to instances in which Licensor sells, transfers or divests one or more products or product lines to which this license may relate and wishes to grant the acquirer of such asset(s) a sublicense hereunder, and (ii) is subject to the requirements that (a) Licensor shall notify Licensee in writing of all such sublicenses and Licensor shall enter into a written agreement with each such sublicensee, a signed copy of which shall be provided to Licensee within ten (10) days of execution; and (b) Licensor shall include in each such sublicense agreement provisions at least as protective of Licensee and its rights in such Licensee Improvements as the terms and conditions of this Agreement. All sublicenses shall terminate automatically upon expiration of the license granted to Licensor herein. Licensor shall be responsible and liable for any breaches of this Agreement by its sublicensees.

Section 2.05    Confirmatory License. Licensor shall, if requested to do so by Licensee, promptly enter into one or more confirmatory license agreements in such form as may be reasonably requested by Licensee for purposes of recording the licenses and rights granted under this Agreement with such Governmental Authorities, including patent and trademark offices, as Licensee deems appropriate so long as any rights of the Licensor are not negatively affected.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

Section 3.01    General Representations. Each of Licensee and Licensor hereby represents and warrants to the other party that: (a) it is an entity duly organized and validly existing under the laws of the applicable state of its formation, and has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; (b) this Agreement has been duly authorized, executed and delivered by such party and it constitutes the legal, valid and binding obligations of such party, and it is enforceable against such party in accordance with its terms, except to the extent such enforceability may be limited by bankruptcy, reorganization, insolvency or similar laws of general applicability governing the enforcement of the rights of creditors; and (c) neither the execution, delivery and performance of this Agreement nor the consummation by such party of the transactions contemplated hereby, does or will violate or conflict with or constitute a default under any contractual obligation of such party, or any judgment, order or decree applicable to, or binding upon, such party.

Section 3.02    Licensor Representations, Warranties and Covenants. Licensor hereby further represents, warrants and covenants to Licensee that Licensor has not granted as of the Effective Date and will not grant during the term of this Agreement rights to any third party under the Licensed Patents or other Business Licensed Intellectual Property that conflict with the rights granted to Licensee hereunder. In addition, Licensor shall (a) use commercially reasonable efforts to comply with all terms and conditions of the Licensed Intellectual Property Agreements (as defined in the Purchase Agreement) pursuant to which Licensor or its Affiliates was licensed, assigned or otherwise acquired from a third party rights in or to any Business Licensed Intellectual Property relating to the Licensee Field (collectively, the “In-License Agreements”), (b) not voluntarily terminate any of Licensor’s or its Affiliates’ rights or licenses under the In-License Agreements relating to any Licensed Patents or other Business Licensed Intellectual Property in the Licensee Field, (c) not amend the In-License Agreements in any way that would limit, modify or restrict Licensee’s rights and licenses hereunder or increase or modify Licensee’s obligations hereunder, or (d) not waive any rights under the In-License Agreements in a manner that would adversely affect the rights and licenses granted to or obligations undertaken by Licensee hereunder, except, in each case (a)-(d), with Licensee’s prior written consent.

Section 3.03    Disclaimer. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 3.01 AND SECTION 3.02 OF THIS AGREEMENT, AND THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THE PURCHASE AGREEMENT AND OTHER ANCILLARY AGREEMENTS, LICENSOR AND LICENSEE EACH MAKES NO OTHER EXPRESS OR IMPLIED WARRANTY AS TO THE LICENSED PATENTS OR THE LICENSED PRODUCTS OR THE SUBJECT MATTER OF THIS AGREEMENT, AND HEREBY DISCLAIMS THE SAME.

Section 3.04    Export. Licensee acknowledges and agrees that it shall not export or re-export, directly or indirectly (including via remote access), the Licensed Patents or any Licensed Products or other information or materials it receives pursuant to this Agreement to any country for which the United States or any other relevant jurisdiction requires any export license or other governmental approval at the time of export without first obtaining such license or approval.

ARTICLE IV.

CONFIDENTIALITY

Section 4.01    Nondisclosure and Nonuse Obligations. Receiving Party shall not, without the prior consent of Disclosing Party, disclose any of Disclosing Party’s Confidential Information to anyone for any reason at any time or use any of Disclosing Party’s Confidential Information for any purpose except to perform its obligations or exercise its rights set forth in this Agreement. If Receiving Party believes in good faith that it is required by the law of any relevant jurisdiction or pursuant to an order of a court of competent jurisdiction or that of a competent Governmental Authority to disclose any of Disclosing Party’s Confidential Information, it shall provide notice to Disclosing Party, to the extent possible, prior to making such disclosure, so as to allow Disclosing Party time to undertake legal or other action to prevent such disclosure or otherwise obtain confidential treatment of such disclosure. In no such event will Receiving Party disclose any of Disclosing Party’s Confidential Information that Receiving Party is not compelled to disclose by law, and Receiving Party will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded to any of Disclosing Party’s Confidential Information so disclosed.

Section 4.02    Representatives. Except as expressly provided in this Agreement, Receiving Party shall limit dissemination of Disclosing Party’s Confidential Information to only those of Receiving Party’s Representatives having a “need to know”, advise each such Representative who receives Disclosing Party’s Confidential Information that such information is confidential, and require each such Representative (other than attorneys and other agents who are already under a professional duty of confidentiality) to sign and comply with a written agreement obligating it/he/she to observe all of Receiving Party’s obligations hereunder relating to confidentiality and non-disclosure. Each party further acknowledges that the Disclosing Party’s disclosure of Disclosing Party’s Confidential Information (including that which is a process, machine, manufacture, or composition of matter) is not intended to be an offer for sale or public use. Receiving Party shall not, by virtue of this Agreement, obtain any title to, or any interest or license in, any of Disclosing Party’s Confidential Information, except as expressly provided for in this Agreement.

Section 4.03    Permitted Disclosures. Receiving Party may further disclose Confidential Information of the Disclosing Party to the extent that such disclosure is:

(a)    made by or on behalf of Receiving Party to a Governmental Authority as may be reasonably necessary or useful for purposes of obtaining or enforcing a patent in accordance with this Agreement; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information (to the extent such protection is available);

(b)    made by or on behalf of Receiving Party to potential or actual investors or acquirers as may be reasonably necessary in connection with their evaluation of such potential or actual investment or acquisition; provided, however, that such Persons shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of Receiving Party pursuant to this Article IV; and

(c)    made by or on behalf of Licensee, its sublicensees or their Representatives to Governmental Authorities as may be reasonably necessary in connection with any filing, application or request for Registration of any Product.

Section 4.04    Third Party Information. Neither party shall, nor shall it permit any of its Representatives, to disclose to the other party any confidential or proprietary information belonging to any third party without the prior written consent of such party.

ARTICLE V.

PATENT PROSECUTION; INFRINGEMENT

Section 5.01    Prosecution. As between the Parties, except as provided herein, Licensor shall, at its own expense, control and be solely responsible for the prosecution and maintenance of the Licensed Patents. Licensee shall cooperate, at Licensor’s reasonable request, with the prosecution and maintenance of the Licensed Patents and in any other related proceedings before a patent official or office. Licensor shall consult with and keep Licensee reasonably informed on the preparation, filing, prosecution and maintenance of the Licensed Patents (including notifying Licensee of all material developments with respect to such activities on a worldwide basis in a timely manner), furnish Licensee with copies of each document relevant to such preparation, filing, prosecution and maintenance to allow for review and comment by Licensee reasonably (but not less than thirty (30) days) in advance of submission, and shall consider in good faith timely comments from Licensee; provided that Licensor shall have the final decision-making authority over such preparation, filing, prosecution and maintenance. If Licensee reasonably requests that Licensor take steps to prepare, file, prosecute or maintain any Licensed Patent(s) and Licensor declines or otherwise fails to do so within a reasonable time period, then Licensee shall be entitled to take such reasonable action at its own expense on behalf of Licensor; provided, however, that all such Licensed Patent(s) shall continue to be owned by Licensor. Notwithstanding the foregoing or anything to the contrary herein, if Licensor determines not to prosecute or otherwise abandon any Licensed Patent(s), Licensor shall provide Licensee with prompt written notice of such determination (which notice shall be given at least sixty (60) days prior to the next deadline for any action that may be taken with respect to such Licensed Patent(s)), and, at Licensee’s request, assign to Licensee all right, title and interest in and to such Licensed Patent(s)) without charge. After assignment to Licensee, Licensee and Licensor shall amend and execute an amendment to the Non-Exclusive License Agreement (executed by both parties as of even date herewith) to include the newly assigned Licensed Patent(s).

Section 5.02    Infringement. Licensor shall have the sole right, but not the obligation, to bring suit against any Person for infringement or misappropriation of the Licensed Patents outside of the Licensee Field, and to control such suit at its own expense; provided, in each case, that Licensee does not provide reasonable rationale for not doing so (including a substantive concern regarding counterclaims of invalidity or unenforceability of any Licensed Patent). In such case, Licensee shall have the right to join such action as a party at its own expense using counsel of its choice. Licensor shall be solely entitled to any and all recoveries resulting from such an enforcement action. Licensee shall have the sole right, but not the obligation, to bring suit against any Person for infringement or misappropriation of the Licensed Patents within the Licensee Field, and to control such suit at its own expense. In such case, Licensor shall have (a) the right to join such action as a party at its own expense using counsel of its choice, and (b) the obligation to join such action as a party to the extent necessary or reasonably useful to initiate or maintain such action at Licensee’s reasonable request and expense. Licensee shall be solely entitled to any and all recoveries resulting from such an enforcement action. Licensor agrees to assist Licensee in any such legal proceedings, at Licensee’s reasonable request, and Licensee shall reimburse Licensor for all reasonable expenses incurred by Licensor in providing such assistance. Neither party shall enter into any settlement or compromise of any action under this Section 5.02 that would in any manner diminish or otherwise adversely affect the other party’s rights under this Agreement without the prior written consent of such other party, which consent shall not be unreasonably withheld, conditioned or delayed

ARTICLE VI.

TERM

Section 6.01    Term. This Agreement shall commence as of the Effective Date and shall remain in effect in perpetuity. For the avoidance of doubt, in the event that Licensee shall be in material breach of this Agreement, then Licensor’s sole and exclusive remedy for such material breach shall be to seek damages, injunctive relief or specific performance in accordance with Section 8.09, and in no event shall Licensor have the right to terminate this Agreement.

Section 6.02    Survival. The provisions of this Section 6.02 and of Section 2.04 and Articles 1, 3, 4, 5, 7 and 8 shall survive any expiration of this Agreement. Upon expiration of this Agreement, the license granted to Licensee herein shall immediately terminate, including all sublicenses granted by Licensee.

ARTICLE VII.

RISK ALLOCATION

Section 7.01    Indemnification by Licensee. Licensee will defend, indemnify and hold harmless Licensor and its subsidiaries, parent corporations, affiliates, officers, directors, partners, employees, agents, successors and assigns (collectively, the “Licensor Indemnitees”) from and against any loss, damage, expense (including reasonable attorney’s fees) or liability (“Losses”) arising from any third party claim, suit or proceeding (“Claims”) arising from or related to: (a) any breach of Licensee’s representations, warranties or covenants under this Agreement; (b) the development, use, manufacture, exploitation, marketing, promotion, distribution, sale, export or import of any Licensed Products by Licensee, its Affiliates or its sublicensees (or its or their respective agents, consultants or employees), and (c) any gross negligence or intentional misconduct by Licensee, its sublicensees (or its or their respective agents, consultants or employees) in performing its obligations under this Agreement. The foregoing indemnification action shall not apply in the event and to the extent that such Losses or Claims arose as a result of any Licensor Indemnitee’s gross negligence, intentional misconduct or breach of this Agreement or are Losses or Claims for which Licensor is responsible pursuant to Section 7.02 below.

Section 7.02    Indemnification by Licensor. Licensor will defend, indemnify and hold harmless Licensee and its subsidiaries, parent corporations, affiliates, officers, directors, partners, employees, agents, successors and assigns (collectively, the “Licensee Indemnitees”) from and against any Losses arising from any Claim arising from or related to: (a) any breach of Licensor’s representations, warranties or covenants under this Agreement; (b) the development, use, manufacture, exploitation, marketing, promotion, distribution, sale, export or import of any products practicing any Licensed Patents or other Licensed Business Intellectual Property by Licensor, its Affiliates or its or their licensees or sublicensees (or their respective agents, consultants or employees), and (c) any gross negligence or intentional misconduct by Licensor, its Affiliates or its or their licensees or sublicensees (or their respective agents, consultants or employees) in performing its obligations under this Agreement.

Section 7.03    Limitation of Liability. WITHOUT LIMITING THE INDEMNIFICATION OBLIGATIONS IN SECTION 7.01 AND SECTION 7.02, AND EXCEPTING BREACHES OF ARTICLE IV AND EACH PARTY’S FRAUD AND INTENTIONAL MISCONDUCT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES OR ANY OTHER DAMAGES WHATSOEVER IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY.

ARTICLE VIII.

MISCELLANEOUS

Section 8.01    Relationship of Parties. For the purposes of this Agreement, each party hereto shall be, and shall be deemed to be, an independent contractor and not an agent, partner, joint venturer, representative or employee of the other party. Neither party shall have authority to make any statements, representations, compromises of rights or commitments of any kind, assume or create any obligations, or to accept process for or take any other action which shall be binding on the other party, except as may be explicitly provided for herein or authorized in writing by the other party.

Section 8.02    Publicity. Neither party shall use any word, name, logo, image, symbol, slogan, sample or design of the other party or the other party’s product, or any quote or statement from an employee, consultant or agent of the other party, in any written or oral advertisement, endorsement or other promotional materials without the prior written approval of an authorized representative of the other party or as otherwise contemplated under this Agreement or another agreement between the parties, such approval not to be unreasonably withheld, conditioned or delayed.

Section 8.03    Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person or facsimile, (received by the Person to which it is addressed prior to 5 p.m., local time, on a business day for such Person) or by registered or certified mail (postage prepaid, return receipt requested) or by recognized overnight courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.03):

if to Licensor:

Boston Scientific Corporation

300 Boston Scientific Way

Marlborough, Massachusetts 01752

Attention: Chief Financial Officer

with copies (which shall not constitute notice) to:

Boston Scientific Corporation

300 Boston Scientific Way

Marlborough, Massachusetts 01752

Attention: Chief Corporate Counsel

and

Latham & Watkins LLP

200 Clarendon Street, 27th Floor

Boston, Massachusetts 02116

if to Licensee:

Minerva Surgical, Inc.

101 Saginaw Drive

Redwood City, California 94063

Attention: CEO

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati P.C.

650 Page Mill Road

Palo Alto, California 94304

Section 8.04    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of applicable law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

Section 8.05    Entire Agreement; Assignment. This Agreement and each of the exhibits and schedules hereto, together with the Transaction Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned or transferred by either party without the prior written consent of the other party, such consent not to be unreasonably withheld, conditioned or delayed, except that either party may assign this Agreement without the other party’s consent to (a) any Affiliate; or (b) a third Person that acquires all of its capital stock, or substantially all of its business or assets to which this Agreement relates, whether by merger, acquisition, change of control or otherwise. No such assignment or transfer will be valid and effective unless and until the assignee agrees in writing to be bound by the provisions of this Agreement. Except as expressly provided in this Section 8.05, any attempted assignment or transfer of this Agreement will be null and void.

Section 8.06    Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its respective successors and permitted assigns and, except as specifically contemplated or required herein, nothing in this Agreement, express or implied is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.07    Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage may occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 8.08    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that state, without regard to any conflicts of law principles that may apply.

Section 8.09    Consent to Jurisdiction; Waiver of Jury Trial.

(a)    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE STATE OF DELAWARE AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, FOR THE PURPOSE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND EACH OF LICENSOR AND LICENSEE HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT TO SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED EXCLUSIVELY IN ANY DELAWARE STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR, PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b)    EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS IN ANY OTHER ACTION OR PROCEEDING RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, ON BEHALF OF ITSELF OR ITS PROPERTY, BY THE PERSONAL DELIVERY OF COPIES OF SUCH PROCESS TO SUCH PARTY. NOTHING IN THIS SECTION 8.09 SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c)    EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR RELATED OR

INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY HEREBY FURTHER AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH OF THE PARTIES HERETO HEREBY (I) CERTIFIES THAT NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (II) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.09.

Section 8.10    Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.11    Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or .pdf) in two (2) or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 8.12    Amendment. This Agreement may not be amended except by an instrument in writing signed by Licensor and Licensee.

Section 8.13    Waiver. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto, or (c) waive compliance with any of the agreements of the other party or conditions to such party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

Section 8.14    Construction.

(a)    Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (iv) the terms “Section”, “Schedule” and “Exhibit” refer to the specified section of, or schedule or exhibit to, this Agreement; (v) the words “including,” “include” and “includes” shall be deemed to be followed by the words “without limitation”; and (vi) the word “or” shall be disjunctive but not exclusive.

(b)    References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto. References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(c)    The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against either party.

(d)    Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified and shall be counted from the day immediately following the date from which such number of days are to be counted.

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IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed and delivered as a sealed instrument by their duly authorized representatives as of the Effective Date.

BOSTON SCIENTIFIC CORPORATION

By:	/s/ Vance Brown

Name: Vance Brown
Title: Vice President and Chief Corporate Counsel

MINERVA SURGICAL, INC.

By:	/s/ David Clapper

Name: David Clapper
Title: President and Chief Executive Officer

Signature Page to Exclusive License Agreement (Seller to Buyer)